OFFICE OF THE COMPTROLLER OF THE CURRENCY
Washington, D.C.  20219

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 11, 2007

1ST CENTURY BANK, NATIONAL ASSOCIATION
(Exact name of registrant as specified in its charter)

United States	20-0356618
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

OCC Charter Number: 24442

1875 Century Park East, Suite 1400
Los Angeles, California 90067
(Address of principal executive offices and zip code)

Bank’s telephone number, including area code: 310-270-9500

Item 5.02(b)   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

 Richard S. Cupp, a director of 1st Century Bank, N.A (the “Bank”), resigned from the Board of Directors of the Bank, effective as of March 1, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended and as adopted by the Office of the Comptroller of the Currency, the Bank has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st Century Bank, National Association

Dated: April 11, 2007	By:	/s/ Jason P. DiNapoli
Jason P. DiNapoli
President and Chief Operating Officer